Filed Pursuant to Rule 424(b)(4)

Registration Statement File No. 333-259423 and Registration Statement File No. 333-260313

PROSPECTUS

6,315,780 Units
Each Unit Consisting of
One Share of Common Stock
and
One Common Warrant to Purchase One Share of Common Stock

We are offering 6,315,780 units at an offering price of $4.75 per unit, each unit consisting of one share of our common stock and one common warrant to purchase one share of our common stock (together with the shares of common stock underlying such common warrants). Each common warrant contained in a unit will have an exercise price per share equal to $5.00 per share. The common warrants contained in the units will be exercisable immediately and will expire on the five year anniversary of the original issuance date. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the common warrants contained in the units.

The units will not be issued or certificated. The shares of common stock and the common warrants can only be purchased together in this offering but the securities contained in the units will be issued separately.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMFA”. On October 15, 2021, the last reported sale price for our common stock as reported on the Nasdaq Capital Market was $4.75 per share. There is no established public trading market for the common warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the common warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the common warrants will be limited.

You should read carefully this prospectus and any applicable prospectus supplement or free writing prospectus, together with the additional information described in this prospectus under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before you invest in any of our securities.

Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” beginning on page 7 of this prospectus before investing. You should also consider the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement, before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$4.75	$29,999,955
Underwriting discount (1)	$0.38	$2,399,996
Proceeds, before expenses, to us (2)	$4.37	$27,599,959
(1)	The terms of our arrangement with the underwriter are described under the section entitled “Underwriting” beginning on page 32.
(2)	We estimate the total expenses of this offering payable by us, excluding the underwriting discount, will be approximately $282,000. All costs associated with the registration will be borne by us.

Delivery of the securities offered hereby is expected to be made on or about October 18, 2021.

The offering is being underwritten on a firm commitment basis. The underwriter has an option exercisable within 45 days from the date of this prospectus to purchase up to 947,367 additional shares of common stock and/or common warrants from us at the public

i

offering price, less the underwriting discounts and commissions. If the underwriter exercises this option in full, the total underwriting discounts and commissions payable by us will be $2,760,000, and the total proceeds to us, after the underwriting discount and before expenses, will be $31,740,000, excluding potential proceeds from the exercise of the common warrants included in such option.

Maxim Group LLC

The date of this prospectus is October 18, 2021.

TABLE OF CONTENTS

Prospectus summary	1
risk factors	7
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	24
USE OF PROCEEDS	25
Capitalization	26
Dilution	27
DESCRIPTION OF SECURITIES WE ARE OFFERING	28
DIVIDEND POLICY	31
Underwriting	32
LEGAL MATTERS	37
Experts	37
WHERE YOU CAN FIND MORE INFORMATION	37
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	37

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our” or similar terms, as well as references to “LM Funding America” or the “Company,” refer to (i) following the date of the Corporate Reorganization (as defined herein), LM Funding America, Inc., a Delaware corporation, and its consolidated subsidiaries and (ii) prior to the date of the Corporate Reorganization, LM Funding, LLC, a Florida limited liability company, and its consolidated subsidiaries. This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission.

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us to which we have referred you. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Information contained in, and that can be accessed through, our web site www.lmfunding.com shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the securities offered hereunder.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, and does not contain all of the information that you should consider before investing in our securities. You should read this summary together with the entire prospectus, including our financial statements, the notes to those financial statements and the additional information described in this prospectus under the heading “Where You Can Find More Information,” before making an investment decision. See the “Risk Factors” section of this prospectus beginning on page 7 and in the documents incorporated by reference into this prospectus for a discussion of the risks involved in investing in our securities.

Overview

We are a specialty finance company that provides funding to nonprofit community associations primarily located in the state of Florida. We offer incorporated nonprofit community associations, which we refer to as “Associations,” a variety of financial products customized to each Association’s financial needs. Our original product offering consists of providing funding to Associations by purchasing their rights under delinquent accounts that are selected by the Associations arising from unpaid Association assessments. Historically, we provided funding against such delinquent accounts, which we refer to as “Accounts,” in exchange for a portion of the proceeds collected by the Associations from the account debtors on the Accounts.  In addition to our original product offering, we have started purchasing Accounts on varying terms tailored to suit each Association’s financial needs, including under our New Neighbor Guaranty™ program, and are exploring other specialty finance business opportunities that are complementary to or that can leverage our historical business.

Specialty Finance Company

We purchase an Association’s right to receive a portion of the Association’s collected proceeds from owners that are not paying their assessments. After taking assignment of an Association’s right to receive a portion of the Association’s proceeds from the collection of delinquent assessments, we engage law firms to perform collection work on a deferred billing basis wherein the law firms receive payment upon collection from the account debtors or a predetermined contracted amount if payment from account debtors is less than legal fees and costs owed. Under this business model, we typically fund an amount equal to or less than the statutory minimum an Association could recover on a delinquent account for each Account, which we refer to as the “Super Lien Amount”. Upon collection of an Account, the law firm working on the Account, on behalf of the Association, generally distributes to us the funded amount, interest, and administrative late fees, with the law firm retaining legal fees and costs collected, and the Association retaining the balance of the collection. In connection with this line of business, we have developed proprietary software for servicing Accounts, which we believe enables law firms to service Accounts efficiently and profitably.

Under our New Neighbor Guaranty™ program, an Association will generally assign substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payment by us of monthly dues on each delinquent unit. This simultaneously eliminates a substantial portion of the Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed monthly payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the program enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables. We intend to leverage our proprietary software platform, as well as our industry experience and knowledge gained from our original line of business, to expand the New Neighbor Guaranty™ program in certain situations and to potentially develop other new products in the future.

Because we acquire and collect on the delinquent receivables of Associations, the Account debtors are third parties about whom we have little or no information. Therefore, we cannot predict when any given Account will be paid off or how much it will yield. In assessing the risk of purchasing Accounts, we review the property values of the underlying units, the governing documents of the relevant Association, and the total number of delinquent receivables held by the Association.

Specialty Finance Products

Original Product

Our original product relies upon Florida statutory provisions that effectively protect the principal amount invested by us in each Account. In particular, Section 718.116(1), Florida Statutes, makes purchasers and sellers of a unit in an Association jointly and severally liable for all past due assessments, interest, late fees, legal fees, and costs payable to the Association. As discussed above, the Florida Statutes grants to Associations a so-called “super lien”, which is a category of lien that is given a statutorily higher priority than all other types of liens other than property tax liens. The amount of the Association’s priority over a first mortgage holder that takes title to a property through foreclosure (or deed in lieu), referred to as the Super Lien Amount, is limited to twelve months’ past due assessments or, if less, one percent (1.0%) of the original mortgage amount. Under our contracts with Associations for our original product, we pay Associations an amount up to the Super Lien Amount for the right to receive all collected interest and late fees on Accounts purchased from the Associations.

In other states in which we have offered our original product, which are currently only in Washington, Colorado and Illinois, we rely on statutes that we believe are similar to the above-described Florida statutes in relevant respects. A total of approximately 22 U.S. states, Puerto Rico and the District of Columbia have super lien statutes that give Association assessments super lien status under some circumstances, and of these states, we believe that all of these jurisdictions other than Alaska have a regulatory and business environment that would enable us to offer our original product to Associations in those states on materially the same basis.

New Neighbor Guaranty

In 2012, we developed a new product, the New Neighbor Guaranty™, wherein an Association assigns substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payments in an amount equal to the regular ongoing monthly or quarterly assessments for delinquent units when those amounts would be due to the Association. We assume both the payment and collection obligations for these assigned Accounts under this product. This simultaneously eliminates an Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed assessment payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the product enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables.

Before we implement the New Neighbor Guaranty™ program for an Association, an Association typically asks us to conduct a review of its accounts receivable. After we have conducted the review, we inform the Association which Accounts we are willing to purchase and the terms of such purchase. Once we implement the New Neighbor Guaranty™ program, we begin making scheduled payments to the Association on the Accounts as if the Association had non-delinquent residents occupying the units underlying the Accounts. Our New Neighbor Guaranty™ contracts typically allow us to retain all collection proceeds on each Account other than special assessments and accelerated assessment balances. Thus, the Association foregoes the potential benefit of a larger future collection in exchange for the certainty of a steady stream of immediate payments on the Account.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2020.  For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”

Recent Developments

Entry into Contracts Relating to Planned Cryptocurrency Mining Business

On September 15, 2021, we announced that we plan to operate in the Bitcoin mining ecosystem. Specifically, we plan to develop and grow a cryptocurrency mining business, specializing in Bitcoin. Our key mission is to become a leading Bitcoin mining company in the United States. As of the date of this prospectus, we have not commenced operations. We aim to deploy the computing power that we will create to mine Bitcoin and validate transactions on the Bitcoin network. We believe that recent developments in Bitcoin mining have created an opportunity for us to deploy capital and conduct large-scale mining operations in the United States.  We have formed a new wholly owned subsidiary, US Digital Mining and Hosting Co, LLC, a Florida limited liability company (US Digital), to develop and operate our cryptocurrency mining business.

In furtherance of these plans, on September 8, 2021, we entered into a sale and purchase agreement (the “Bitmain Purchase Agreement”) with Bitmain Technologies Limited (“Seller”) pursuant to which we agreed to purchase, and Seller agreed to supply to us, an aggregate of 1,000 Bitcoin S19J Pro Antminer cryptocurrency mining machines for an aggregate purchase price of $6.3 million (the “Mining Machines”).   On October 6, 2021, we entered into second Bitmain Purchase Agreement pursuant to which we agreed to purchase, and Seller agreed to supply to us, an aggregate of 4,044 Bitcoin additional S19J Pro Antminer cryptocurrency Mining Machines for an aggregate purchase price of $25.3 million.   The Bitmain Purchase Agreements provide for delivery of the Mining Machines in batches over an estimated delivery timeframe starting in April 2022 and continuing through September 2022.  The Bitmain Purchase Agreements require us to pay $7.9 million or 25% of the total purchase price as a non-refundable deposit for the Mining Machines within 7 days of the date of the signing of the respective Bitmain Purchase Agreements, and additional 35% of the batch price at least 6 months prior to shipment of such batch, and the remaining 40% of each batch price one month prior to the shipment of the batch.

On October 6, 2021, US Digital entered into a sale and purchase agreement (the “Uptime Purchase Agreement”) with Uptime Armory LLC (“Uptime”) pursuant to which US Digital agreed to purchase, and Uptime agreed to supply to US Digital, an aggregate of 18 modified 40-foot cargo containers (“POD5ive containers”) that will be designed to hold and operate 280 S19 Pro Antminers manufactured by Seller. The purchase price of the POD5ive containers totals $3.15 million of which $2.4 million or 75% is due as a non-refundable down payment within 7 business days of the effective date and the remaining 25% is due within five business days after Uptime delivers a “notice of completion” of the equipment. The Uptime Purchase Agreement contains other customary terms, provisions, and conditions.  On the same effective date, US Digital also entered into a hosting agreement with Uptime Hosting LLC to host the Company’s 18 POD5ive containers at a secure location and provide power, maintenance and other services specified in the contract for 6 cents per kilowatt with a term of one year. This hosting agreement requires a deposit of $0.8 million within 7 business days of the effective date, an additional deposit for each container three months prior to delivery at the hosting site of $44 thousand and a final deposit for each container one month prior to arrival at the hosting site of $44 thousand.

Reverse Stock Split

On April 21, 2021, the Board approved a one-for-five reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”). On May 5, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 12:01 a.m. Eastern Time on May 7, 2021, and the Company’s common stock began trading on a split-adjusted basis on May 7, 2021.

Sponsorship of LMF Acquisition Opportunities, Inc.

On January 28, 2021, LMF Acquisition Opportunities, Inc. (“LMF Acquisition”), a special purpose acquisition company organized by the Company, announced the closing of an initial public offering of units (“Units”).  In the initial public offering, LMF Acquisition sold an aggregate of 10,350,000 Units at a price of $10.00 per unit, resulting in total gross proceeds of $103,500,000.  Each Unit consisted of one share of Class A common stock and one redeemable warrant, with each warrant entitling the holder thereof to purchase one share of Class A common stock of LMF Acquisition at a price of $11.50 per share. LMFAO Sponsor, LLC (“Sponsor”), a subsidiary in which the Company owns approximately 70% of the equity and for which the Company is the sole manager, served as the sponsor for LMF Acquisition’s initial public offering.

Sponsor was organized by, and its initial capital contribution was contributed by, the Company and the Company’s executive officers.  The Company’s executive officers and LMF Acquisition’s directors collectively own an approximately 30% nonvoting equity interest in Sponsor, and LMF Acquisition is managed by the Company’s management team.  In connection with the initial public offering of LMF Acquisition, the Company loaned $5.7 million to Sponsor in an intercompany loan, which Sponsor used to purchase an aggregate of approximately 5,738,000 warrants of LMF Acquisition.  Prior to a business combination by LMF Acquisition, Sponsor holds 100% of the shares of Class B common stock outstanding of LMF Acquisition. The Class B shares equal approximately 20% of the outstanding common stock of LMF Acquisition. Upon the successful completion of a business combination by LMF Acquisition, the proforma ownership of the new company will vary depending on the business combination terms.  If LMF Acquisition does not successfully complete a business combination in 18 months from its initial public offering (subject to a potential extension from the 18 month period to up to 21 months) or if the business combination is not successful, the Company can lose its entire investment in Sponsor.

Transactions with Borqs

On December 14, 2020, the Company entered into a Master Loan Receivables Purchase and Assignment Agreement (the “Purchase Agreement”) under which the Company agreed to purchase up to $18 million of loan receivables of Borqs Technologies, Inc. (NASDAQ: BRQS), a British Virgin Islands company (“Borqs”), from Borqs’ senior lenders, Partners for Growth IV, L.P. and Partners for Growth V. L.P.  As a part of the transaction, the Company entered into a Settlement Agreement, dated December 14, 2020 (the “Settlement Agreement”), with Borqs pursuant to which Borqs was obligated to issue shares of Borqs common stock to the Company (the “Settlement Shares”), in one or more tranches, in settlement of the loan receivables acquired by the Company under the Purchase Agreement.  This transaction was completed on February 11, 2021 and the Company realized $5.7 million from the transaction.

In a separate transaction that was funded after December 31, 2020 and as previously disclosed on December 16, 2020, the Company and Esousa Holdings, LLC, a private investor (the “Investor”) entered into a Loan Agreement (the “Loan Agreement”) pursuant to which the Investor agreed to provide consulting services and make one or more non-recourse loans to the Company in a principal amount of up to the purchase price of the Borqs loan receivables purchased by the Company.  The Loan Agreement does not provide a fixed rate of interest, and the Company and Investor agreed to split the net proceeds from the Company’s sale of the Settlement Shares, with the Company receiving one-third of the net proceeds after a return of Investor’s principal and the Investor receiving return of principal plus two-thirds of the net proceeds thereafter.

In an additional transaction on February 24, 2021, the Company entered into a specialty finance transaction with Borqs, under which the Company agreed to purchase Senior Secured Convertible Promissory Notes of Borqs (the “Borqs Notes”) up to an aggregate principal amount of $5 million.  The Borqs Notes are due in two years, have an annual interest rate of 8%, are convertible into ordinary shares of Borqs at a 10% discount from the market price, and have 90% warrant coverage (with the warrants exercisable at 110% of the conversion price.  One-third of the Borqs Notes ($1,666,500) were funded by the Company at the execution of definitive agreements for the transaction, and two-thirds of the Borqs Notes ($3,333,500) to be purchased by the Company are required to be purchased and funded upon the satisfaction of certain conditions, including effectiveness of a registration statement to be filed by Borqs by April 15, 2021.  The registration was deemed effective on May 3, 2021 and the Company completed this funding on May 6, 2021.

Executive Bonuses

On September 29, 2021, the Company’s board of directors approved the payment of a bonus in the amount of $740,000 to each of Bruce Rodgers, our President and Chief Executive Officer, and Richard Russell, our Chief Financial Officer.  Such executive bonuses were paid on October 1, 2021.

Corporate Information

LM Funding, LLC, our wholly-owned subsidiary, was originally organized in January 2008 as a Florida limited liability company. Historically, all of our business was conducted through LM Funding, LLC and its subsidiaries.  Immediately prior to our initial public offering in October 2015, the members of the LM Funding, LLC contributed all of their membership interests to LM Funding America, Inc., a Delaware corporation incorporated on April 20, 2015, in exchange for an aggregate of 210,000 shares of the common stock of LM Funding America, Inc. (the “Corporate Reorganization”).  Immediately after such contribution and exchange, the former members of LM Funding, LLC became the holders of 100% of the issued and outstanding common stock of LM Funding America, Inc., thereby making LM Funding, LLC a wholly-owned subsidiary of LM Funding America, Inc.

Our principal executive offices are located at 1200 Platt Street, Suite 1000, Tampa, Florida 33602, and our telephone number is (813) 222-8996. Our website is www.lmfunding.com and all of our filings with the SEC are available free of charge on our website. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

The Offering

Units offered by us in this offering	6,315,780 units, each consisting of one share of our common stock and one common warrant to purchase one share of our common stock.
Common warrants offered by us in the offering

Common warrants to purchase an aggregate of 6,315,780 shares of our common stock. Each unit includes a common warrant to purchase one share of our common stock. Each common warrant will have an exercise price per share equal to $5.00, will be immediately separable from the common stock, will be immediately exercisable and will expire on the five year anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Option to purchase additional securities

The underwriter has an option to purchase up to 947,367 additional shares of common stock and/or 947,367 common warrants from us at the public offering price, less underwriting discounts and commissions. The underwriter may exercise this option at any time and from time to time within 45 days from the date of this prospectus.

Common stock outstanding prior to this offering	5,414,296 shares of common stock.
Common stock outstanding after this offering	11,730,076 shares of common stock or 12,677,443 shares of common stock if the underwriter exercises in full its option to purchase additional securities in the form of shares of common stock.
Use of proceeds

We currently intend to use the net proceeds received from this offering for the purchase of cryptocurrency mining equipment, funding other expenses in building out our planned cryptocurrency mining operations, and for other general corporate purposes, including working capital. See “Use of Proceeds” on page 25 of this prospectus.

Representative’s warrants

The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase 189,473 shares of our common stock (or 217,893 shares if the underwriter exercises in full its option to purchase additional securities in the form of shares of common stock) to Maxim Group LLC (the “Representative”), as the representative of the several underwriters, as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The  Representative’s Warrants will be exercisable commencing six months following the effective date of the registration statement of which this prospectus is a part and expiring on the fifth anniversary of the commencement of sales of this offering at an exercise price of $5.94 (125% of the public offering price of the Units). Please see “Underwriting — Representative’s Warrants” for a description of these warrants.

Risk factors

Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our securities, you should carefully review and consider the “Risk Factors” section of this prospectus, as well as the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement.

Voting Agreement

We expect that certain investors in this offering may agree to enter into a voting agreement whereby each such investor will agree to vote all shares of common stock they beneficially own on the closing date of this offering, including the shares purchased in the offering, with respect to any proposals presented to the stockholders of the Company at the Company’s next stockholders meeting.  Such investors’ agreement to vote their shares of common stock in accordance with the immediately preceding sentence does not require the holder to vote its shares for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by the Company’s board of directors.

Trading Symbol

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMFA”. There is no established trading market for the or common warrants, and we do not expect a trading market to develop. We do not plan on applying to list the common warrants on the Nasdaq Capital Market, any national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited.

The number of shares of common stock outstanding after this offering, as reflected above, is based on the actual number of shares outstanding as of September 30, 2021, which was 5,414,296, and does not include, as of that date:

•	28,600 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, with a weighted average exercise price of $3.361 per share;
•	25,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, with a weighted average exercise price of $4.50 per share;
•	338,300 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, with a weighted average exercise price of $4.50 per share; and
•	3,860 shares of common stock reserved for future grant or issuance as of September 30, 2021 under our 2015 Omnibus Incentive Plan.

Unless otherwise indicated:

•	All historical shares and per share information included in this prospectus have been retroactively adjusted to reflect the Reverse Stock Split;
•	all information contained in this prospectus assumes no exercise of the warrants offered hereby; and
•	all information in this prospectus assumes no exercise of the underwriter’s option to purchase additional securities in connection with this offering unless otherwise indicated.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding to invest in our securities or to maintain or increase your investment, you should carefully consider the risks described below, in addition to the other information contained in this prospectus as well as the risks and uncertainties set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and in our other filings with the SEC, which are incorporated by reference herein.  The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risk Factors Summary

The following is a summary of the principal risks and uncertainties that could adversely affect our business, cash flows, financial condition and/or results of operations, and these adverse impacts may be material. This summary is qualified in its entirety by reference to the more detailed descriptions of the risks and uncertainties included below and you should read this summary together with those more detailed descriptions. These principal risk and uncertainties relate to, among other things:

Risks Related to This Offering

•	Management will have broad discretion with respect to the use of the proceeds from this offering.
•	You may experience dilution of your investment in the future.
•

The exclusive jurisdiction clause set forth in the common warrants to be issued to investors in this offering may have the effect of limiting an investor’s rights to bring legal action against us and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.

•	A decline in the price of our common stock could adversely affect our ability to raise working capital.
•	We do not pay cash dividends.
•	Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.
•	A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.
•	The warrants issued in this offering may not have any value.
•	There is no public market for the common warrants included in the units being offered by us in this offering.

Risks Relating to our Business -- General Risks

•	Our quarterly operating results may fluctuate and cause our stock price to decline.
•	Any future acquisitions that we make may prove unsuccessful or strain or divert our resources.
•	Our business, results of operations, and financial condition may be impacted by the recent coronavirus (COVID-19) outbreak.
•	A potential legal dispute between Hanfor Owner and the Company could have material adverse effects on our business, financial condition, and results of operations.
•	Our investments in other businesses and entry into new business ventures may adversely affect our operations.
•	Our organizational documents and Delaware law may make it harder for us to be acquired without the consent and cooperation of our Board of Directors and management.
•

We may inadvertently become subject to the requirements of the Investment Company Act, which would limit our business operations and require us to spend significant resources to comply with the Investment Company Act.

Risks Relating to Our Planned Cryptocurrency Mining Business

•	Our cryptocurrency mining business is in an early stage of development and may not be able to generate revenues or achieve profitability.
•	Our lack of operating history in the cryptocurrency mining business makes evaluating our business difficult.
•	We will likely need to raise additional capital to fund our planned cryptocurrency mining business.
•	Operating results may fluctuate due to the highly volatile nature of cryptocurrency markets.
•	If we are unable to maintain power and hosting arrangements or secure sites for data centers, our business results may suffer.

•

Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours, or even fully or partially ban mining operations.

•	We may be affected by price fluctuations in the wholesale and retail power markets.
•

We will be vulnerable to severe weather conditions and natural disasters, including severe heat, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, which could severely disrupt the normal operation of our business and adversely affect our results of operations.

•	We are exposed to risks related to disruptions or other failures in the supply chain for cryptocurrency hardware and difficulties in obtaining new hardware.
•	The properties in our mining network may experience damages, including damages that are not covered by insurance.

Risks Related to the Specialty Finance Business

•	We may not be able to purchase Accounts at favorable prices, or on sufficiently favorable terms, or at all.
•	We may not be able to recover sufficient amounts on our Accounts to recover charges to the Accounts for interest and late fees necessary to fund our operations.
•	We are subject to intense competition seeking to provide a collection solution to Associations for delinquent Accounts.
•	We are dependent upon third-party law firms to service our Accounts.
•	If we are unable to access external sources of financing, we may not be able to fund and grow our operations.
•	We may incur substantial indebtedness from time to time in connection with the purchase of Accounts and could be subject to risks associated with incurring such indebtedness.
•

We may encounter difficulties managing changes in our business including cyclical growth and declines, which could disrupt our operations, and there is no assurance that any such growth (if experienced) can be sustained.

•	Government regulations may limit our ability to recover and enforce the collection of our Accounts.
•	We may become regulated under the Consumer Financial Protection Bureau, or CFPB, and have not developed compliance standards for such oversight.
•	Current and new laws may adversely affect our ability to collect our Accounts, which could adversely affect our revenues and earnings.
•	Class action suits and other litigation could divert our management’s attention from operating our business, increase our expenses, and otherwise harm our business.
•

If our technology and software systems are not operational or are subject to cybersecurity incidents, our operations could be disrupted and our ability to successfully acquire and collect Accounts could be adversely affected.

•	Insolvency of BLG could have a material adverse effect on our financial condition, results of operations and cash flows.
•	Associations do not make any guarantee with respect to the validity, enforceability or collectability of the Accounts acquired by us.
•	All of our Accounts are located in Florida, and any adverse conditions affecting Florida could have a material adverse effect on our financial condition and results of operations.
•	Foreclosure on an Association’s lien may not result in our company recouping the amount that we invested in the related Account.
•

If Account debtors or their agents make payments on the Accounts to or negotiate reductions in the Accounts with an Association, it could adversely affect our financial condition, results of operations and cash flows.

•	Account debtors are subject to a variety of factors that may adversely affect their payment ability.
•	Defaults on the Accounts could harm our financial condition, results of operations and cash flows.
•	We depend on the skill and diligence of third parties to collect the Accounts.
•	The payoff amounts received by us from Accounts may be adversely affected due to a variety of factors beyond our control.
•	The liens securing the Accounts we own may not be superior to all liens on the related units and homes.
•	We may not choose to pursue a foreclosure action against condominium and home owners who are delinquent in paying off the Accounts relating to their units or homes.
•	The holding period for our Accounts from purchase to payoff is indeterminate.
•	Our business model and related accounting treatment may result in acceleration of expense recognition before the corresponding revenues can be recognized.

Risk Related to Our Investment in LMF Acquisition Opportunities, Inc.

•

We have made a significant investment in a special purpose acquisition company (“SPAC”), and will suffer the loss of all of our investment if the SPAC does not complete an acquisition within 18 months (subject to an extension of up to 21 months).

Risks Relating to Our Securities

•	Our common shares and warrants could be delisted from the Nasdaq Capital Market.
•	Future sales of our common stock by our affiliates or other stockholders may depress our stock price.
•

The market price and trading volume of our shares of common stock may be volatile and you may not be able to resell your shares of common stock (as the case may be) at or above the price you paid for them.

Risks Related to This Offering

Management will have broad discretion with respect to the use of the proceeds from this offering.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that our management may use the net proceeds for general corporate purposes that may not improve our financial condition or market value.

You may experience dilution of your investment in the future.

Subject to the lock-up provisions described under “Underwriting,” we are generally not restricted from issuing additional securities including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive common stock or substantially similar securities. We may conduct one or more additional offerings following this offering.

The issuance of securities in these or any other offerings may cause further dilution to our stockholders, including investors in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this offering. The exercise of outstanding stock options and warrants may also result in further dilution to your investment.

The exclusive jurisdiction clause set forth in the common warrants to be issued to investors in this offering may have the effect of limiting an investor’s rights to bring legal action against us and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.

The common warrants to be issued in this offering provides for investors to consent to exclusive jurisdiction to courts located in New York, New York. This exclusive jurisdiction may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

A decline in the price of our common stock could adversely affect our ability to raise working capital.

Although there is a public market for our common stock, we can give no assurance that an active and liquid public market for the shares of the common stock will continue in the future. In addition, future sales of large amounts of common stock could adversely affect the market price of our common stock and our ability to raise capital. The price of our common stock could also drop as a result of the exercise of options for common stock or the perception that such sales or exercise of options could occur. These factors could also have a negative impact on the liquidity of our common stock and our ability to raise working capital through future stock offerings.

We do not pay cash dividends.

We have never paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Instead, we intend to apply earnings, if any, to the expansion and development of our business. Thus, the liquidity of your investment is dependent upon your ability to sell stock at an acceptable price. The price may increase or decrease and may limit your ability to realize any value from your investment, including the initial purchase price.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares of common stock issued in the offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”).

The warrants issued in this offering may not have any value.

Each warrant will have an exercise price equal to $5.00 and will expire on the fifth anniversary of the date they first become exercisable. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

There is no public market for the common warrants included in the units being offered by us in this offering.

There is no established public trading market for the common warrants included in the units being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the common warrants will be limited.

Risks Relating to our Business --  General Risks

Our quarterly operating results may fluctuate and cause our stock price to decline.

Because of the nature of our business, our quarterly operating results may fluctuate, which may adversely affect the market price of our common stock. Our results may fluctuate as a result of the following factors:

(i)	the timing and amount of collections on our Account portfolio;
(ii)	our inability to identify and acquire additional Accounts;
(iii)	a decline in the value of our Account portfolio recoveries;
(iv)	increases in operating expenses associated with the growth of our operations; and
(v)	general, economic and real estate market conditions.

Any future acquisitions that we make may prove unsuccessful or strain or divert our resources.

We may seek to grow through acquisitions of related businesses. Such acquisitions present risks that could materially adversely affect our business and financial performance, including:

(i)	the diversion of our management’s attention from our everyday business activities;
(ii)	the assimilation of the operations and personnel of the acquired business;
(iii)	the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and
(iv)	the need to expand our management, administration and operational systems to accommodate such acquired business.

If we make such acquisitions we cannot predict whether:

(i)	we will be able to successfully integrate the operations of any new businesses into our business;
(ii)	we will realize any anticipated benefits of completed acquisitions; or
(iii)	there will be substantial unanticipated costs associated with such acquisitions.

In addition, future acquisitions by us may result in potentially dilutive issuances of our equity securities, the incurrence of additional debt, and the recognition of significant charges for depreciation and amortization related to goodwill and other intangible assets.

Although we have no definitive plans or intentions to make acquisitions of related businesses, we continuously evaluate such potential acquisitions. However, we have not reached any agreement or arrangement with respect to any particular acquisition and we may not be able to complete any acquisitions on favorable terms or at all.

Our business, results of operations, and financial condition may be impacted by the recent coronavirus (COVID-19) outbreak.

The global spread of COVID-19 has created significant volatility and uncertainty. The COVID-19 pandemic has caused a global economic slowdown that may last for a potentially extended duration, and it is possible that it could cause a global recession. Deteriorating economic and political conditions caused by COVID-19, such as increased unemployment, decreases in capital spending, declines in customer confidence, or economic slowdowns or recessions, could cause a decrease in demand for our products and services.

While our employees currently have the ability and are encouraged to work remotely, such measures have had, and may continue to have, an impact on employee attendance or productivity, which, along with the possibility of employees’ illness, may adversely affect our operations. Although COVID-19 is currently not material to our results of operations, there is uncertainty relating to the potential future impact on our business. The extent to which COVID-19 impacts our operations, or our ability to obtain financing should we require it, will depend on future developments which are uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions taken by governments and private businesses to contain COVID-19 to treat its impact, among others. If the disruptions posed by COVID-19 continue for an extended period of time, financial markets may not be available to the Company for raising capital in order to fund future growth. Should the Company not be able to obtain financing when required, in the amounts necessary or under terms which are economically feasible, we may be required to reduce planned future growth and/or the scope of our operations. In addition, actions we have taken or may take, or decisions we have made or may make, as a consequence of COVID-19, may result in legal claims or litigation against us.

We believe that the wide-spread unemployment crisis will impact the ability of community associations to pay vendors and provide basic services and amenities to their residents. Our funding products fill the void created when homeowners do not pay their dues.  We are then able to work with delinquent homeowners to establish payment plans to save their homes from foreclosure.  Homeowners’ inability to pay their associations creates an opportunity to sell our products.  However, homeowners’ continued inability to pay their associations’ assessments due to unemployment resulting from a pandemic could adversely affect our revenues and profitability until unemployment subsides.

A potential legal dispute between Hanfor Owner and the Company could have material adverse effects on our business, financial condition, and results of operations.

On March 23, 2020, we entered into a Share Exchange Agreement, dated March 23, 2020 (the “Share Exchange Agreement”), with Hanfor (Cayman) Limited, a Cayman Islands exempted company (“Hanfor”), and BZ Industrial Limited, a British Virgin Islands business company and the sole stockholder of Hanfor (“Hanfor Owner”). The Share Exchange Agreement contemplated a business combination transaction in which Hanfor Owner would transfer and assign to our company all of the share capital of Hanfor in exchange for a number of shares of our common stock that would result in Hanfor Owner owning 86.5% of the outstanding common stock of our company. Under the agreement, Hanfor Owner was required to deliver to us certain audited financial statements for Hanfor, and such audited financial statements were required to be delivered by May 31, 2020 (subject to extension to June 30, 2020 under specified circumstances). On July 14, 2020, we notified Hanfor and Hanfor Owner that we had terminated the Share Exchange Agreement due to Hanfor’s inability to provide audited financial statements by June 30, 2020. Although we believe that we properly terminated the Share Exchange Agreement, on July 21, 2020, counsel to Hanfor Owner informed us that Hanfor Owner believes that our termination of the Share Exchange Agreement was not effected in accordance with the terms of the Share Exchange Agreement. On October 23, 2020, an amended Schedule 13D was filed by Xueyuan Han, the principal owner of Hanfor, with respect his beneficial ownership of shares of common stock of our company. In the amended Schedule 13D, Mr. Han alleged, among other things, that we misinterpreted the termination provisions of the Share Exchange Agreement, that Hanfor is still within a cure period under the Share Exchange Agreement, and that Hanfor was purporting to appoint a director to our Board of Directors.

On January 11, 2021, we received a letter from outside counsel to Hanfor and Hanfor Owner alleging that the Company’s termination of the Share Exchange Agreement constituted a breach of contract and/or was invalid and further alleging breach of fiduciary duty by our company’s Chief Executive Officer and Chief Financial Officer.  Such letter demanded $1,250,000 (the amount of Hanfor Owner’s investment in our common stock) plus interest and threatened legal action against us and our Chief Executive Officer and Chief Financial Officer.  Following the receipt of that letter, on or around January 27, 2021, we assisted Hanfor Owner with the removal of the restrictive legend from the shares of our common stock owned by Hanfor Owner in accordance with SEC Rule 144 to enable the sale thereof by Hanfor Owner, at which time Hanfor Owner’s counsel indicated in writing that Hanfor Owner may have remaining damages. In May 2021, counsel to Hanfor Owner requested a formal response to the demand letter, and on May 11, 2021, we sent a responsive email reiterating that we believe that Hanfor Owner’s alleged claim is invalid.  In June 2021, counsel to Hanfor Owner further reiterated in writing to our counsel that Hanfor Owner is prepared to file a legal action in the absence of a satisfactory settlement, but we are not aware of any lawsuit filed to date. If Hanfor Owner pursues a legal action against our company, any resulting legal proceeding may have a material adverse effect on our business, results of operations, and financial condition.

Our investments in other businesses and entry into new business ventures may adversely affect our operations.

We previously made and subsequently disposed of, and may in the future acquire, interests in companies or may commence operations in businesses and industries that are not identical to those with which we have historically engaged. If these investments or arrangements are not successful, our earnings could be materially adversely affected by increased expenses and decreased revenues.

Our organizational documents and Delaware law may make it harder for us to be acquired without the consent and cooperation of our Board of Directors and management.

Certain provisions of our organizational documents and Delaware law may deter or prevent a takeover attempt, including a takeover attempt in which the potential purchaser offers to pay a per share price greater than the current market price of our common stock. Under the terms of our certificate of incorporation, our Board of Directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. In addition, our directors serve staggered terms of one to three years each and, as such, at any given annual meeting of our stockholders, only a portion of our Board of Directors may be considered for election, which may prevent our stockholders from replacing a majority of our Board of Directors at certain annual meetings and may entrench our management and discourage unsolicited stockholder proposals. The ability to issue shares of preferred stock could tend to discourage takeover or acquisition proposals not supported by our current Board of Directors.

We may inadvertently become subject to the requirements of the Investment Company Act, which would limit our business operations and require us to spend significant resources to comply with the Investment Company Act.

We run the risk of inadvertently being deemed to be an investment company that is required to register under the Investment Company Act of 1940 (the “Investment Company Act”) because a significant portion of our assets may be deemed to consist of, or may be deemed to have consisted of, investment securities, including potentially our interest in LMF Acquisition Opportunities, Inc. and our transactions with BORQS Technologies.  The risk varies depending on events beyond our control, such as significant appreciation or depreciation in the market value of certain of our assets, and transactions involving the sale and purchase of certain assets. If we are deemed to be an inadvertent investment company, we may seek to rely on a safe-harbor under the Investment Company Act that would provide us a one-year grace period to take steps to avoid being deemed to be an investment company.

The Investment Company Act defines an “investment company” as an issuer that is engaged in the business of investing, reinvesting, owning, holding or trading in securities and owns investment securities having a value exceeding 40% of the issuer's unconsolidated assets, excluding cash items and securities issued by the federal government. While the Investment Company Act also has several exclusions and exceptions that we would seek to rely upon to avoid being deemed an investment company, our reliance on any such exclusions or exceptions may be misplaced resulting in violation of the Investment Company Act, the consequences of which can be significant.

A company that falls within the scope of Section 3(a)(1)(C) of the Investment Company Act can avoid being regulated as an investment company if it can rely on certain of the exclusions or exemptions under the Investment Company Act. One such exclusion is Rule 3a-2 under the Investment Company Act. Rule 3a-2 of the Investment Company Act provides that inadvertent or transient investment companies will not be treated as investment companies subject to the provisions of the Investment Company Act, provided the issuer has the requisite intent to be engaged in a non-investment business, evidenced by the issuer’s business activities and an appropriate resolution of the issuer’s board of directors, within one year from the commencement of the earlier of (1) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the value of such issuer's total assets on either a consolidated or unconsolidated basis, or (2) the date on which an issuer owns or proposes to acquire investment securities (as defined in section 3(a) of the Exchange Act) having a value exceeding 40% of the value of such issuer's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

In order to ensure we avoid being deemed an investment company, we have taken, and may need to continue to take, steps to reduce the percentage of our assets that constitute investment securities under the Investment Company Act. These steps have included, among others, selling investment securities that we might otherwise hold for the long-term and deploying our cash in assets that are not investment securities. We may be forced to sell our investment securities at unattractive prices or to sell assets that we otherwise believe benefit our business in the future to remain below the requisite threshold. We may also seek to acquire additional assets to maintain compliance with the Investment Company Act, and we may need to incur debt, issue additional equity, or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition.

We can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe-harbor. If we were unsuccessful, then we would have to register as an investment company, and we would be unable to operate our business in its current form. We would be subject to extensive, restrictive, and potentially adverse statutory provisions and regulations relating to, among other things, operating methods, management, capital structure, indebtedness, dividends, and transactions with affiliates. If we were deemed to be an investment company and did not register as an investment company when required to do so, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, that we would be unable to enforce contracts with third parties, and/or that third parties could seek to obtain rescission of transactions with us undertaken during the period in which we were an unregistered investment company.

Risks Relating to Our Planned Cryptocurrency Mining Business

Our cryptocurrency mining business is in an early stage of development. If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We have no operating history in the cryptocurrency mining business and have not earned any revenues to date in such business. Although we believe that our planned cryptocurrency mining business significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

Our lack of operating history in the cryptocurrency mining business makes evaluating our business and future prospects difficult and increases the risk of an investment in our securities.

We have no operating history in the cryptocurrency mining business upon which an investor may evaluate our business, prospects, financial condition and operating results. It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our planned cryptocurrency mining business. Furthermore, we plan to focus our business on cryptocurrency, and specifically Bitcoin, mining, a new and developing field, which could further exacerbate the risks.  In the event that actual results differ from our plans and expectations, our business, prospects, financial condition and operating results could be adversely affected.

We will likely need to raise additional capital to fund our planned cryptocurrency mining business and purchase related equipment, and such capital may not be available on terms acceptable to us, or at all.

We have entered into agreements under which we have agreed to purchase a substantial number of cryptocurrency mining machines, and we will have escalating operating expenses associating with developing our planned cryptocurrency mining business.  Accordingly, we will likely require additional capital to fund our planned equipment purchases and to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, or unforeseen circumstances. Accordingly, we will likely need to engage in equity or debt financings or enter into credit facilities for the above-mentioned or other reasons.  We may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If we raise additional funds through equity financing, our existing stockholders could experience significant dilution.

Furthermore, any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

Our operating results may fluctuate due to the highly volatile nature of cryptocurrencies in general and, specifically, Bitcoin.

The revenue from our cryptocurrency mining business will be dependent on cryptocurrencies and, specifically, Bitcoin and the broader blockchain and Bitcoin mining ecosystem. Due to the highly volatile nature of the cryptocurrency markets and the prices of cryptocurrency assets, our operating results may fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader cryptocurrency ecosystem. Our operating results may fluctuate as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

•	macroeconomic conditions;

•	changes in the legislative or regulatory environment, or actions by governments or regulators, including fines, orders, or consent decrees;

•	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;

•	increases in operating expenses that we expect to incur to grow and expand our operations and to remain competitive;
•	system errors, failures, outages and computer viruses, which could disrupt our ability to continue mining;

•	power outages and certain other events beyond our control, including natural disasters and telecommunication failures;

•	breaches of security or privacy;

•	our ability to attract and retain talent; and

•	our ability to compete with our existing and new competitors.

As a result of these factors, it may be difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term.

If we are unable to successfully maintain our power and hosting arrangements or secure the sites for our data centers, on acceptable terms or at all, or if we must otherwise relocate to replacement sites, our operations may be disrupted, and our business results may suffer.

As part of the planned build out of our cryptocurrency mining operations, we plan to set up or lease cryptocurrency mining facilities (or sites). Actually securing these sites on terms acceptable to our management team may not occur within our timing expectations or at all.  Although we have entered into agreements with Uptime Armory and Uptime Hosting to provide cargo containers and hosting services, our inability to secure sites for our data centers could adversely impact the anticipated timing of our initial buildout phase and therefore the time by which we are able to commence our operations.

Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours, or even fully or partially ban mining operations.

Mining Bitcoin requires massive amounts of electrical power, and electricity costs are expected to account for a significant portion of our overall costs. The availability and cost of electricity will restrict the geographic locations of our mining activities. Any shortage of electricity supply or increase in electricity costs in any location where we plan to operate may negatively impact the viability and the expected economic return for Bitcoin mining activities in that location.

Further, our business model can only be successful and our mining operations can only be profitable if the costs, including electrical power costs, associated with Bitcoin mining are lower than the price of Bitcoin itself. As a result, any mining operation we establish can only be successful if we can obtain sufficient electrical power for that site on a cost-effective basis, and our establishment of new mining data centers requires us to find sites where that is the case. Even if our electrical power costs do not increase, significant fluctuations in, and any prolonged periods of, low Bitcoin prices may also cause our electrical supply to no longer be cost-effective.

Furthermore, there may be significant competition for suitable cryptocurrency mining sites, and government regulators, including local permitting officials, may potentially restrict our ability to set up cryptocurrency mining operations in certain locations. They can also restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision of electricity to mining operations.  In addition, if cryptocurrency mining becomes more widespread, government scrutiny related to restrictions on cryptocurrency mining facilities and their energy consumption may significantly increase. The considerable consumption of electricity by mining operators may also have a negative environmental impact, including contribution to climate change, which could set the public opinion against allowing the use of electricity for Bitcoin mining activities or create a negative consumer sentiment and perception of Bitcoin, specifically, or cryptocurrencies, generally. This, in turn, could lead to governmental measures restricting or prohibiting cryptocurrency mining or the use of electricity for Bitcoin mining activities. Any such development in the jurisdictions where we plan to operate could increase our compliance burdens and have a material adverse effect on our business, prospects, financial condition, and operating results. Government regulators in other countries may also ban or substantially limit their local cryptocurrency mining activities, which could have a material effect on our supply chains for mining equipment or services and the price of Bitcoin. It could also increase our domestic competition as some of those cryptocurrency miners or new entrants in this market may consider moving their cryptocurrency mining operations or establishing new operations in the United States.

Additionally, our mining operations could be materially adversely affected by power outages and similar disruptions. Given the power requirements for our mining equipment, it would not be feasible to run this equipment on back-up power generators in the event of a government restriction on electricity or a power outage. If we are unable to receive adequate power supply and are forced to reduce our operations due to the availability or cost of electrical power, it would have a material adverse effect on our business, prospects, financial condition, and operating results.

We may be affected by price fluctuations in the wholesale and retail power markets.

A substantial portion of our power and hosting arrangements will likely contain certain price adjustment mechanisms in case of certain events. Furthermore, a portion of our power and hosting arrangements will likely include merchant power prices, or power prices reflecting market movements.

Market prices for power, generation capacity and ancillary services, are unpredictable. Depending upon the effectiveness of any price risk management activity undertaken by us, an increase in market prices for power, generation capacity, and ancillary services may adversely affect our business, prospects, financial condition, and operating results. Long- and short-term power prices may fluctuate substantially due to a variety of factors outside of our control, including, but not limited to:

•	increases and decreases in generation capacity;
•	changes in power transmission or fuel transportation capacity constraints or inefficiencies;
•	volatile weather conditions, particularly unusually hot or mild summers or unusually cold or warm winters;
•

technological shifts resulting in changes in the demand for power or in patterns of power usage, including the potential development of demand-side management tools, expansion and technological advancements in power storage capability and the development of new fuels or new technologies for the production or storage of power;

•	federal and state power, market and environmental regulation and legislation; and
•	changes in capacity prices and capacity markets.

If we are unable to secure power supply at prices or on terms acceptable to us, it would have a material adverse effect on our business, prospects, financial condition, and operating results.

We will be vulnerable to severe weather conditions and natural disasters, including severe heat, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, which could severely disrupt the normal operation of our business and adversely affect our results of operations.

Our business will be subject to the risks of severe weather conditions and natural disasters, including severe heat, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, any of which could result in system failures, power supply disruptions and other interruptions that could harm our business.

The majority of our power and hosting arrangements have merchant power prices, or power prices reflecting the market movements. In an event of a major power outage, the merchant power prices could be too high to make Bitcoin mining profitable. To extent the power prices increase significantly as result of severe weather conditions, natural disasters or any other causes, resulting in contract prices for power being significantly lower than current market prices, the counterparties under our power and hosting arrangements may refuse to supply power to us during that period of fluctuating prices.

From time to time, we may consider protecting against power price movements by adopting a more risk averse power procurement strategy and hedging our power purchase prices, which would translate into additional hedging costs for us.

Furthermore, state or regional government officials to introduce new legislation and requirements on power providers that may result in, among other things, restrictions on cryptocurrency mining operations in general.

We will be exposed to risks related to disruptions or other failures in the supply chain for cryptocurrency hardware and difficulties in obtaining new hardware.

Manufacture, assembly and delivery of certain components and products for mining operations could be complex and long processes, in the course of which various problems could arise, including disruptions or delays in the supply chain, product quality control issues, as well other external factors, over which we have no control.

Our mining operations can only be successful and ultimately profitable if the costs associated with Bitcoin mining, including hardware costs, are lower than the price of Bitcoin itself. In the course of the normal operation of our cryptocurrency mining facilities, our miners and other critical equipment and materials related to datacenter construction and maintenance, such as containers, switch gears, transformers and cables, will experience ordinary wear and tear and may also face more significant malfunctions caused by a number of extraneous factors beyond our control. Declines in the condition of our miners and other hardware will require us, over time, to repair or replace those miners. Additionally, as the technology evolves, we may be required to acquire newer models of miners to remain competitive in the market. Any upgrading process may require substantial capital investment, and we may face challenges in doing so on a timely and cost-effective basis.

Our mining business will be subject to limitations inherent within the supply chain of certain of our components, including competitive, governmental, and legal limitations, and other events. For example, we expect that we will significantly rely on foreign imports to obtain certain equipment and materials. Any global trade disruption, introductions of tariffs, trade barriers and bilateral trade frictions, together with any potential downturns in the global economy resulting therefrom, could adversely affect our necessary supply chains. Our third-party manufacturers, suppliers and subcontractors may also experience disruptions by worker absenteeism, quarantines, restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions, such as those that were triggered by the COVID-19 pandemic, for example. Depending on the magnitude of such effects on our supply chain, shipments of parts for our miners, or any new miners that we order, may be delayed.

Furthermore, the global supply chain for cryptocurrency miners is presently heavily dependent on China, which has been severely affected by the China as a main supplier of cryptocurrency miners has been called into question in the wake of the COVID-19 pandemic. China has also in the past limited the shipment of products in and out of its borders, which could negatively impact our ability to receive mining equipment from our China-based suppliers. Should similar outbreaks or other disruptions to the China-based global supply chain for cryptocurrency hardware occur, such as, for example, as result of worsening of the U.S. trade relations with China, including imposition of new tariffs, trade barriers and bilateral trade frictions, we may not be able to obtain adequate equipment from the manufacturer on a timely basis. Such events could have a material adverse effect on our business, prospects, financial condition, and operating results.

The properties in our mining network may experience damages, including damages that are not covered by insurance.

Any cryptocurrency mining sites we establish will be subject to a variety of risks relating to physical condition and operation, including:

•	the presence of construction or repair defects or other structural or building damage;

•	any noncompliance with, or liabilities under, applicable environmental, health or safety regulations or requirements or building permit requirements;

•	any damage resulting from extreme weather conditions or natural disasters, such as hurricanes, earthquakes, fires, floods and snow or windstorms; and

•	claims by employees and others for injuries sustained at our properties.

For example, our cryptocurrency mining facilities could be rendered inoperable, temporarily or permanently, as a result of, among others, a fire or other natural disasters. The security and other measures we anticipate to take to protect against these risks may not be sufficient.

Additionally, our mines could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity.

Risks Related to the Specialty Finance Business

We may not be able to purchase Accounts at favorable prices, or on sufficiently favorable terms, or at all.

Our success depends upon the continued availability of Association Accounts. The availability of Accounts at favorable prices and on terms acceptable to us depends on a number of factors outside our control, including:

(i)	the status of the economy and real estate market in markets which we have operations may become so strong that delinquent Accounts do not occur in sufficient quantities to efficiently acquire them;
(ii)	the perceived need of Associations to sell their Accounts to us as opposed to taking other measures to solve budget problems such as increasing assessments; and
(iii)	competitive pressures from law firms, collections agencies, and others to produce more revenue for Associations than we can provide through the purchase of Accounts.

In addition, our ability to purchase Accounts, in particular with respect to our original product, is reliant on state statutes allowing for a Super Lien Amount to protect our principal investment; any change of those statutes and elimination of the priority of the Super Lien Amount, particularly in Florida, could have an adverse effect on our ability to purchase Accounts. If we were unable to purchase Accounts at favorable prices or on terms acceptable to us, or at all, it would likely have a material adverse effect on our financial condition and results of operations.

We may not be able to recover sufficient amounts on our Accounts to recover charges to the Accounts for interest and late fees necessary to fund our operations.

We acquire and collect on the delinquent receivables of Associations. Since Account debtors are third parties that we have little to no information about, we cannot predict when any given Account will pay off or how much it will yield. In order to operate profitably over the long term, we must continually purchase and collect on a sufficient volume of Accounts to generate revenue that exceeds our costs.

We are subject to intense competition seeking to provide a collection solution to Associations for delinquent Accounts.

Lawyers, collection agencies, and other direct and indirect competitors vying to collect on Accounts all propose to solve the problem delinquent Accounts pose to Associations. Additionally, Associations and their management companies sometimes try to solve their delinquent Account problems in house, without the assistance of third-party collection agencies. An Account that an Association attempts to collect through any of these other options is an Account we cannot purchase and collect. We compete on the basis of reputation, industry experience, performance and financing dollars. Some of these competitors have greater contacts with Associations, greater financial resources and access to capital, more personnel, wider geographic presence and greater resources than we have. In addition, we expect the entry of new competitors in the future given the relatively new nature of the market in which we operate. Aggressive pricing by our competitors could raise the price of acquiring and purchasing Accounts above levels that we are willing to pay, which could reduce the number of Accounts suitable for us to purchase or if purchased by us, reduce the profits, if any, generated by such Accounts. If we are unable to purchase Accounts at favorable prices or at all, the revenues generated by us and our earnings could be materially reduced.

We are dependent upon third-party law firms to service our Accounts.

Although we utilize our proprietary software and in-house staff to track, monitor, and direct the collection of our Accounts, we depend upon third-party law firms to perform the collection work. As a result, we are dependent upon the efforts of our third-party law firms, particularly Business Law Group, P.A. (“BLG”) to service and collect our Accounts. As of December 31, 2020, BLG was responsible for servicing over 98% of our Accounts. Our revenues and profitability could be materially affected if:

(i)	our agreements with the third-party law firms we use are terminated and we are not able to secure replacement law firms or direct payments from Account debtors to our replacement law firms;
(ii)	our relationships with our law firms adversely change;
(iii)	our law firms fail to adequately perform their obligations; or
(iv)	internal changes at such law firms occur, such as loss of staff who service us.

If we are unable to access external sources of financing, we may not be able to fund and grow our operations.

We depend upon loans from external sources from time to time to fund and expand our operations. Our ability to grow our business is dependent on our access to additional financing and capital resources. The failure to obtain financing and capital as needed would limit our ability to purchase Accounts and achieve our growth plans.

We may incur substantial indebtedness from time to time in connection with the purchase of Accounts and could be subject to risks associated with incurring such indebtedness.

We may incur substantial indebtedness from time to time in connection with the purchase of Accounts and could be subject to risks associated with incurring such indebtedness, including:

(i)

we could be required to dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we would have less funds available for operations, future acquisitions of Accounts, and other purposes;

(ii)	it may be more difficult and expensive to obtain additional funds through financings, if such funds are available at all;
(iii)

we could be more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

(iv)	if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

We may encounter difficulties managing changes in our business including cyclical growth and declines, which could disrupt our operations, and there is no assurance that any such growth (if experienced) can be sustained.

From time to time since our inception, we have experienced periods of significant growth and declines.  Although there is no assurance that we will again experience periods of significant growth or continued declines in the future, if we do, there can be no assurance that we will be able to manage our changing operations effectively or that we will be able to maintain or accelerate our growth, and any failure to do so could adversely affect our ability to generate revenues and control expenses. Future growth will depend upon a number of factors, including:

(i)	the effective and timely initiation and development of relationships with law firms, management companies, accounting firms and other trusted advisors of Associations willing to sell Accounts;
(ii)	our ability to continue to develop our proprietary software for use in other markets and with different products;
(iii)	our ability to maintain the collection of Accounts efficiently;
(iv)	the recruitment, motivation and retention of qualified personnel both in our principal office and in new markets;
(v)	our ability to successfully implement our business strategy in states outside of the state of Florida; and
(vi)	our successful implementation of enhancements to our operational and financial systems.

Due to our limited financial resources and the limited experience and size of our management team, we may not be able to effectively manage the growth of our business. Significant growth may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business strategy or disrupt our operations.

Government regulations may limit our ability to recover and enforce the collection of our Accounts.

Federal, state and municipal laws, rules, rules, regulations and ordinances may limit our ability to recover and enforce our rights with respect to the Accounts acquired by us. These laws include, but are not limited to, the following federal statutes and regulations promulgated thereunder and comparable statutes in states where Account debtors reside and/or located:

(i)	the Fair Debt Collection Practices Act;
(ii)	the Federal Trade Commission Act;
(iii)	the Truth-In-Lending Act;
(iv)	the Fair Credit Billing Act;
(v)	the Dodd-Frank Act;
(vi)	the Equal Credit Opportunity Act; and
(vii)	the Fair Credit Reporting Act.

We may be precluded from collecting Accounts we purchase where the Association or its prior legal counsel, management company, or collection agency failed to comply with applicable laws in charging the account debtor or prosecuting the collection of the Account. Laws relating to the collection of consumer debt also directly apply to our business. Our failure to comply with any laws applicable to us, including state licensing laws, could limit our ability to recover our Accounts and could subject us to fines and penalties, which could reduce our revenues.

We may become regulated under the Consumer Financial Protection Bureau, or CFPB, and have not developed compliance standards for such oversight.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (2010), or Dodd-Frank Act, represents a comprehensive overhaul of the financial services industry within the U.S. The Dodd-Frank Act allows consumers free access to their credit score if their score negatively affects them in a financial transaction or a hiring decision, and also gives consumers access to credit score disclosures as part of an adverse action and risk-based pricing notice. Title X of the Dodd-Frank Act establishes the Consumer Financial Protection Bureau, or CFPB, within the Federal Reserve Board, and requires the CFPB and other federal agencies to implement many new and significant rules and regulations. Significant portions of the Dodd-Frank Act related to the CFPB became effective on July 21, 2011. The CFPB has broad powers to promulgate, administer and enforce consumer financial regulations, including those applicable to us and possibly our funded Associations. Under the Dodd-Frank Act, the CFPB is the principal supervisor and enforcer of federal consumer financial protection laws with respect to nondepository institutions, or “nonbanks”, including, without limitation, any “covered person” who is a “larger participant” in a market for other consumer financial products or services. We do not know if our unique business model makes us a covered person.

The CFPB has started to exercise authority to define unfair, deceptive or abusive acts and practices and to require reports and conduct examinations of these entities for purposes of (i) assessing compliance with federal consumer financial protections laws; (ii) obtaining information about the activities and compliance systems or procedures of such entities; and (iii) detecting and assessing risks to consumers and to markets for consumer financial products and services. The exercise of this supervisory authority must be risk-based, meaning that the CFPB will identify nonbanks for examination based on the risk they pose to consumers, including consideration of the entity’s asset size, transaction volume, risk to consumers, existing oversight by state authorities and any other factors that the CFPB determines to be relevant. When a nonbank is in violation of federal consumer financial protection laws, including the CFPB’s own rules, the CFPB may pursue administrative proceedings or litigation to enforce those laws and rules. In these proceedings, the CFPB can obtain cease and desist orders, which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief, and monetary penalties ranging from $5,000 per day for ordinary violations of federal consumer financial protection laws to $25,000 per day for reckless violations and $1 million per day for knowing violations. Also, where a company has violated Title X of the Dodd-Frank Act or CFPB regulations under Title X, the Dodd-Frank Act empowers state attorneys general and state regulators to bring civil actions for the kind of cease and desist orders available to the CFPB (but not for civil penalties). If the CFPB or one or more state officials believe that we have committed a violation of the foregoing laws, they could exercise their enforcement powers in a manner that could have a material adverse effect on us.

At this time, we cannot predict the extent to which the Dodd-Frank Act or the resulting rules and regulations, including those of the CFPB, will impact the U.S. economy and our products and services. Compliance with these new laws and regulations may require changes in the way we conduct our business and could result in additional compliance costs, which could be significant and could adversely impact our results of operations, financial condition or liquidity.

Current and new laws may adversely affect our ability to collect our Accounts, which could adversely affect our revenues and earnings.

Currently all of our Accounts are located in Florida. But because our Accounts are generally originated and collected pursuant to a variety of federal and state laws by a variety of third parties and may involve consumers in all 50 states, the District of Columbia and Puerto Rico, there can be no assurance that all Associations and their management companies, legal counsel, collections agencies and others have at all times been in compliance with all applicable laws relating to the collection of Accounts. Additionally, there can be no assurance that we or our law firms have been or will continue to be at all times in compliance with all applicable laws. Failure to comply with applicable laws could materially adversely affect our ability to collect our Accounts and could subject us to increased costs, fines, and penalties. Furthermore, changes in state law regarding the lien priority status of delinquent Association assessments could materially and adversely affect our business. Currently all of our Accounts are located in Florida,

Class action suits and other litigation could divert our management’s attention from operating our business, increase our expenses, and otherwise harm our business.

Certain originators and servicers involved in consumer credit collection and related businesses have been subject to class actions and other litigation. Claims include failure to comply with applicable laws and regulations such as usury and improper or deceptive origination and collection practices. From time to time we are a party to such litigation, and as a result, our management’s attention may be diverted from our everyday business activities and implementing our business strategy, and our results of operations and financial condition could be materially adversely affected by, among other things, legal expenses and challenges to our business model in connection with such litigation.

If our technology and software systems are not operational or are subject to cybersecurity incidents, our operations could be disrupted and our ability to successfully acquire and collect Accounts could be adversely affected.

Our success depends in part on our proprietary software. We must record and process significant amounts of data quickly and accurately to properly track, monitor and collect our Accounts. Any failure of our information systems and their backup systems, including by means of cybersecurity attacks, breaches or other incidents, would interrupt our operations. We may not have adequate backup arrangements for all of our operations and we may incur significant losses if an outage occurs. In addition, we rely on third-party law firms who also may be adversely affected in the event of a cybersecurity breach or attack or other outage in which the third-party servicer does not have adequate backup arrangements. Any interruption in our operations or our third-party law firms’ operations could have an adverse effect on our results of operations and financial condition.

Insolvency of BLG could have a material adverse effect on our financial condition, results of operations and cash flows.

Our primary Account servicer, BLG, deposits collections on the Accounts in its Interest on Lawyers Trust Account (“IOLTA Trust Account”) and then distributes the proceeds to itself, us and the Associations pursuant to the terms of the purchase agreements with the Associations and applicable law. We do not have a perfected security interest in the amounts BLG collects on the Accounts while such amounts are held in the IOLTA Trust Account. BLG has agreed to promptly remit to us all amounts collected on the Accounts that are owed to us. If, however, BLG were to become subject to any insolvency law and a creditor or trustee-in-bankruptcy of BLG were to take the position that proceeds of the Accounts held in BLG’s IOLTA Trust Account should be treated as assets of BLG, an Association or another third party, delays in payments from collections on the Accounts held by BLG could occur or reductions in the amounts of payments to be remitted by BLG to us could result, which could adversely affect our financial condition, results of operations and cash flows.

Associations do not make any guarantee with respect to the validity, enforceability or collectability of the Accounts acquired by us.

Associations do not make any representations, warranties or covenants with respect to the validity, enforceability or collectability of Accounts in their assignments of Accounts to us. If an Account proves to be invalid, unenforceable or otherwise generally uncollectible, we will not have any recourse against the respective Association. If a significant number of our Accounts are later held to be invalid, unenforceable or are otherwise uncollectible, our financial condition, results of operations and cash flows could be adversely affected.

All of our Accounts are located in Florida, and any adverse conditions affecting Florida could have a material adverse effect on our financial condition and results of operations.

Our primary business relates to revenues from Accounts purchased by us, which are all based in Florida, and our primary source of revenue consists of payments made by condominium and home owners to satisfy the liens against their condominiums and homes. As of December 31, 2020 and December 31, 2019, Florida represented 100% of our Accounts. An economic recession, adverse market conditions in Florida, and/or significant property damage caused by hurricanes, tornadoes or other inclement weather could adversely affect the ability of these condominium and home owners to satisfy the liens against their condominiums and homes, which could, in turn, have a material adverse effect on our financial condition and results of operations.

Foreclosure on an Association’s lien may not result in our company recouping the amount that we invested in the related Account.

All of the Accounts purchased by us are in default. The Accounts are secured by liens held by Associations, which we have an option to foreclose upon on behalf of the Associations. Should we foreclose upon such a lien on behalf of an Association, we are generally entitled pursuant to our contractual arrangements with the Association to have the Association quitclaim its interests in the condominium unit or home to us. In the event that any Association quitclaims its interests in a condominium unit or home to us, we will be relying on the short-term rental prospects, to the extent permitted under bylaws and rules applicable to the Association, and value of its interest in the underlying property, which value may be affected by numerous risks, including:

(i)	changes in general or local economic conditions;
(ii)	neighborhood values;
(iii)	interest rates;
(iv)	real estate tax rates and other operating expenses;
(v)	the possibility of overbuilding of similar properties and of the inability to obtain or maintain full occupancy of the properties;
(vi)	governmental rules and fiscal policies;
(vii)	acts of God; and
(viii)	other factors which are beyond our control.

It is possible that as a result of a decrease in the value of the property or any of the other factors referred to in this paragraph, the amount realized from the sale of such property after taking title through a lien foreclosure may be less than our total investment in the Account. If this occurs with regard to a substantial number of Accounts, the amount expected to be realized from the Accounts will decrease and our financial condition and results of operations could be harmed.

If Account debtors or their agents make payments on the Accounts to or negotiate reductions in the Accounts with an Association, it could adversely affect our financial condition, results of operations and cash flows.

From time to time Account debtors and/or their agents may make payments on the Accounts directly to the Association or its management company. Our sole recourse in this instance is to recover these misapplied payments through set-offs of payments later collected for that Association by our third-party law firms. A significant number of misapplied or reduced payments could hinder our cash flows and adversely affect our financial condition and results of operations.

Account debtors are subject to a variety of factors that may adversely affect their payment ability.

Collections on the Accounts have varied and may in the future vary greatly in both timing and amount from the payments actually due on the Accounts due to a variety of economic, social and other factors. Failures by Account debtors to timely pay off their Accounts could adversely affect our financial condition, results of operations and cash flows.

Defaults on the Accounts could harm our financial condition, results of operations and cash flows.

We take assignments of the lien foreclosure rights of Associations against delinquent units owned by Account debtors who are responsible for payment of the Accounts. The payoff of the Accounts is dependent upon the ability and willingness of the condominium and home owners to pay such obligations. If an owner fails to pay off the Account relating to his, her or its unit or home, only net amounts recovered, if any, will be available with respect to that Account. Foreclosures by holders of first mortgages generally result in our receipt of reduced recoveries from Accounts. In addition, foreclosure actions by any holder of a tax lien may result in us receiving no recovery from an Account to the extent excess proceeds from such tax lien foreclosure are insufficient to provide for payment to us. If, at any time, (i) we experience an increase in mortgage foreclosures or tax lien foreclosures or (ii) we experience a decrease in owner payments, our financial condition, results of operations and cash flows could be adversely affected.

We depend on the skill and diligence of third parties to collect the Accounts.

Because the collection of Accounts requires special skill and diligence, any failure of BLG, or any other law firm utilized by us, to diligently collect the Accounts could adversely affect our financial condition, results of operations and cash flows.

The payoff amounts received by us from Accounts may be adversely affected due to a variety of factors beyond our control.

Several factors may reduce the amount that can be collected on any individual Account. The delinquent assessments that are the subject of the Accounts and related charges are included within an Association’s claim of lien under the applicable statute. In Florida, Association liens are recorded in the official county records and hold first priority status with respect to a first mortgage holder for an amount equal to the Super Lien Amount. Associations have assigned to us the right to direct law firms to collect on the liens and foreclose, subject to the terms and conditions of the purchase agreements between each Association and us.

Each Account presents a separate risk as to the creditworthiness of the debtor obligated to pay the Account, which, in general, is the owner of the unit or home when the Account was incurred and subsequent owners. For instance, if the debtor has incurred a property tax lien, a sale related to such lien could result in our complete loss of the Account. Also, a holder of a first mortgage taking title through a foreclosure proceeding in which the Association is named as a defendant must only pay the Super Lien Amount in a state with a super lien statute. Although we purchase Accounts at a discount to the outstanding balance and the owner remains personally liable for any deficiency, we may decide that it is not cost-effective to pursue such a deficiency. As a result, the purchase or ownership of a significant number of Accounts which result in payment of only the Super Lien Amount or less where no statute specifying a Super Lien Amount applies, could adversely affect our financial condition and results of operations.

The liens securing the Accounts we own may not be superior to all liens on the related units and homes.

Although the liens of the Associations securing the Accounts may be superior in right of payment to some of the other liens on a condominium unit or home, they may not be superior to all liens on that condominium unit or home. For instance, a lien relating to delinquent property taxes would be superior in right of payment to the liens securing the Accounts. In addition, if an Association fails to assert the priority of its lien in a foreclosure action, the Association may inadvertently waive the priority of its lien. In the event that there is a lien of superior priority on a unit or home relating to one of the Accounts, the Association’s lien might be extinguished in the event that such superior liens are foreclosed. In most instances, the unit or home owner will be liable for the payment of such Account and the ultimate payment would depend on the creditworthiness of such owner. In the case of a tax lien foreclosure, an owner taking title through foreclosure would not be liable for the payment of obligations that existed prior to the foreclosure sale. The purchase or ownership of a significant number of Accounts that are the subject of foreclosure by a superior lien could adversely affect our financial condition, results of operations and cash flows.

We may not choose to pursue a foreclosure action against condominium and home owners who are delinquent in paying off the Accounts relating to their units or homes.

Although we have the right to pursue a foreclosure action against a unit or home owner who is delinquent in paying off the Account relating to his or her unit or home, we may not choose to do so as the cost of such litigation may be prohibitive, especially when pursuing an individual claim against a single unit or home owner. Our choice not to foreclose on a unit or home may delay our ability to collect on the Account. If we decide not to pursue foreclosure against a significant number of Accounts, it could adversely affect our financial condition, results of operations and cash flows.

The holding period for our Accounts from purchase to payoff is indeterminate.

It can take our third-party law firms anywhere from three months to ten years or longer to collect on an Account. Approximately 61% of our Accounts were purchased prior to 2016, with some being purchased as early as 2008. Due to various factors, including those discussed above, we cannot project the payoff date for any Account. This indeterminate holding period reduces our liquidity and ability to fund our operations. If our ability to collect on a material number of Accounts was significantly delayed, it could adversely affect our cash flows and ability to fund our operations.

Our business model and related accounting treatment may result in acceleration of expense recognition before the corresponding revenues can be recognized.

As we expand our business, we may incur significant upfront costs relating to the acquisition of Accounts. Under United States generally accepted accounting principles (“GAAP”) such amounts may be required to be recognized in the period that they are expended. However, the corresponding revenue stream relating to the acquisition of such Accounts will not be recognized until future dates. Therefore, we may experience reduced earnings in earlier periods until such time as the revenue stream relating to the acquisition of such Accounts may be recognized.

Risk Related to Our Investment in LMF Acquisition Opportunities, Inc.

We have made a significant investment, through an intercompany loan, in a subsidiary that is the sponsor of a blank check company commonly referred to as a special purpose acquisition company (“SPAC”), and will suffer the loss of all of our investment if the SPAC does not complete an acquisition within 18 months (subject to an extension of up to 21 months).

In January 2021, we made an intercompany loan of $5.7 million to a majority owned subsidiary, LMFAO Sponsor, LLC (“Sponsor”), that served as the sponsor of LMF Acquisition Opportunities, Inc., a special purpose acquisition company (“LMF Acquisition”). The loan was made to fund Sponsor’s purchase of private placement warrants of LMF Acquisition as a part of the sponsorship of LMF Acquisition. Prior to a business combination by LMF Acquisition, Sponsor holds 100% of the shares of Class B common stock outstanding of LMF Acquisition. The Class B shares equal approximately 20% of the outstanding common stock of LMF Acquisition. The Company owns approximately a 70% interest in the Sponsor. Upon the successful completion of a business combination by LMF Acquisition, the proforma ownership of the new company will vary depending on the business combination terms.

There is no assurance that LMF Acquisition will be successful in completing a business combination or that any business combination will be successful. The Company can lose its entire investment in Sponsor if a business combination is not completed within 18 months (subject to potential extension to up to 21 months) or if the business combination is not successful, which may materially adversely impact our stockholder value.

Risks Relating to Our Securities

Our common shares and warrants could be delisted from the Nasdaq Capital Market.

Over the past two years, the Company has received notification letters from Nasdaq stating that the Company was not in compliance with Nasdaq Continued Listing Rule 5550(a)(2), which requires the Company’s listed securities to maintain a minimum bid price of $1.00 per share.

If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common shares, we would expect decreases in investor demand, market making activity and information available concerning trading prices and volume. Additionally, fewer broker-dealers would be willing to execute trades with respect to such common shares. A suspension or delisting would likely decrease the attractiveness of our common shares to investors and cause the trading volume of our common shares to decline, which could result in a further decline in the market price of our common shares.

Future sales of our common stock by our affiliates or other stockholders may depress our stock price.

Sales of a substantial number of shares of our common stock in the public market could cause a decrease in the market price of our common stock. We had authorized 30,000,000 shares of common stock and 5,000,000 shares of preferred stock as of June 30, 2021.

We had 5,414,296 shares of common stock issued and outstanding as of June 30, 2021. In addition, pursuant to our 2015 Omnibus Incentive Plan, options to purchase 3,860 shares of our common stock were outstanding as of June 30, 2021, of which 3,860 shares were exercisable.  There were 391,900 warrants issued and outstanding as of June 30, 2021 that allowed for the issuance of 391,900 shares, respectively.

We may issue additional shares in connection with our business and may grant additional stock options or restricted shares to our employees, officers, directors and consultants under our present or future equity compensation plans or we may issue warrants to third parties outside of such plans. If a significant portion of these shares were sold in the public market, the market value of our common stock could be adversely affected.

The market price and trading volume of our shares of common stock may be volatile and you may not be able to resell your shares of common stock (as the case may be) at or above the price you paid for them.

Our securities may trade at prices significantly below the price you paid for it, in which case, holders of our securities may experience difficulty in reselling, or an inability to sell, our securities. In addition, when the market price of a company’s equity drops significantly, equity holders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference into this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “believes,” or the negative thereof or any variation thereon or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation:

•	our ability to purchase defaulted consumer receivables at appropriate prices,
•	competition to acquire such receivables,
•	our dependence upon third party law firms to service our accounts,
•	our ability to obtain funds to purchase receivables,
•	our ability to manage growth or declines in the business,
•	changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables,
•	our ability to implement our plan to develop and grow a cryptocurrency mining business, specializing in Bitcoin,
•	the impact of class action suits and other litigation on our business or operations,
•	our ability to keep our software systems updated to operate our business,
•	our ability to employ and retain qualified employees,
•	our ability to establish and maintain internal accounting controls,
•	changes in the credit or capital markets,
•	changes in interest rates,
•	deterioration in economic conditions,
•	the spread of the coronavirus (COVID-19), its impact on the economy generally and, more specifically, the specialty finance or specialty health insurance industries,
•	negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and
•

other factors set forth under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, each as filed with the SEC, as well as any update in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed from time to time with the SEC, that are incorporated by reference into this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $27,318,000 from the sale of our securities in this offering after deducting the underwriting fees and estimated offering expenses payable by us. If the underwriter exercises its option to purchase additional shares of common stock and/or common warrants, we estimate the net proceeds from this offering will be approximately $31,458,000 from the sale of our securities (assuming that the option is exercised solely with respect to shares of common stock), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. This amount excludes the proceeds, if any, from the exercise of common warrants in this offering. If all of the common warrants sold in this offering were to be exercised in cash at an exercise price of $5.00 per share, we would receive additional net proceeds of approximately $31.6 million. We cannot predict when or if these common warrants will be exercised. It is possible that these common warrants may expire and may never be exercised.

We currently intend to use the net proceeds from this offering for the purchase of cryptocurrency mining equipment, funding other expenses in building out our planned cryptocurrency mining operations, and for other general corporate purposes, including working capital.

We have not otherwise determined the amounts we plan to spend on more specific areas or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of June 30, 2021:

•	on an actual basis; and
•

on an as adjusted basis to give effect to the sale of our securities in this offering and the receipt of approximately $27,318,000 in net proceeds from the sale of such units after deducting the underwriting discount and estimated offering expenses payable by us.

You should read this information in conjunction with our consolidated financial statements and notes thereto incorporated by reference into this prospectus.

	Actual	As Adjusted
Cash and cash equivalents	$ 22,173,690	$ 49,491,646
Total liabilities	610,974	610,974
Non-controlling interest	323,914	323,914
Stockholders’ equity:
Common stock, par value $.001; 30,000,000 shares authorized; 5,414,296 shares issued and outstanding on an actual basis, 11,730,076 issued and outstanding on an as adjusted basis	5,414	11,730
Additional paid-in capital	39,538,550	66,850,190
Accumulated deficit	(3,052,309)	(3,052,309)
Total stockholders’ equity	$ 36,491,655	$ 63,809,611
Total liabilities and stockholders’ equity	$ 37,426,543	$ 64,420,585

The number of shares of common stock outstanding after this offering, as reflected above, is based on the actual number of shares outstanding as of September 30, 2021, which was 5,414,296, and does not include, as of that date:

•	28,600 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, with a weighted average exercise price of $3.361 per share;
•	25,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, with a weighted average exercise price of $4.50 per share;
•	338,300 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, with a weighted average exercise price of $4.50 per share;
•	3,860 shares of common stock reserved for future grant or issuance as of September 30, 2021 under our 2015 Omnibus Incentive Plan, and
•	shares of common stock issuable upon the exercise of warrants sold in this offering.

DILUTION

Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of June 30, 2021, our historical net tangible book value was approximately $36.8 million, or approximately $6.80 per share of common stock.

After giving effect to the sale by us of units in this offering at an public offering price of $4.75 per unit, our as adjusted net tangible book value as of June 30, 2021, would have been approximately $64.1 million, or approximately $5.47 per share, which excludes the common warrants to purchase shares of our common stock to be issued to investors in this offering. This represents an immediate decrease in net tangible book value of approximately $1.33 per share to existing stockholders and results in no immediate dilution in net tangible book value to new investors purchasing shares of our common stock and warrants in this offering. Instead, investors purchasing our securities in this offering will experience immediate accretion in net tangible book value of $0.72 per share.  The following table illustrates this calculation on a per share basis to investors purchasing our securities in this offering:

Public offering price per unit		$4.75
Historical net tangible book value per share as of June 30, 2021	$6.80
Decrease in historical net tangible book value per share attributable to this offering	$1.33
As adjusted net tangible book value per share as of June 30, 2021 after this offering		$5.47
Accretion per share to new investors		$0.72

If the underwriter exercises its entire option to purchase up to 947,367 additional shares of common stock and/or common warrants at the public offering price of $4.75 per unit (and only shares of common stock are purchased pursuant to the option), less underwriting discounts and commissions, our pro forma as adjusted net tangible book value after this offering would be approximately $68.3 million, or approximately $5.39 per share, and have immediate decrease in net tangible book value of approximately $1.41 per share to existing stockholders and results in no immediate dilution in net tangible book value to new investors purchasing shares of our common stock and warrants in this offering. Instead, investors purchasing our securities in this offering will experience immediate accretion in net tangible book value of $1.06 per share.

This table does not take into account further dilution to new investors that could occur upon the exercise of the warrants offered hereby or outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering. To the extent that outstanding options or warrants are exercised, or restricted stock units vest and settle, investors purchasing our common stock will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of common stock outstanding after this offering, as reflected above, is based on the actual number of shares outstanding as of September 30, 2021, which was 5,414,296, and does not include, as of that date:

•	28,600 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, with a weighted average exercise price of $3.361 per share;
•	25,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, with a weighted average exercise price of $4.50 per share;
•	338,300 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, with a weighted average exercise price of $4.50 per share;
•	3,860 shares of common stock reserved for future grant or issuance as of June 30, 2021 under our 2015 Omnibus Incentive Plan; and
•	shares of common stock issuable upon the exercise of warrants sold in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 6,315,780 units, each unit consisting of one share of our common stock and one common warrant to purchase one share of our common stock.  The share of common stock and accompanying common warrant included in each unit will be issued separately. Units will not be issued or certificated. We are also registering the shares of common stock included in the units and the common warrants included in the units offered hereby.

Common Stock

Authorized Capital Stock. Under our Certificate of Incorporation, we are authorized to issue 30,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series designated by our board of directors (the “Board of Directors”).

Voting Rights.  The holders of our Common Stock are entitled to one vote per share. Holders of our common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of Common Stock present in person or represented by proxy, voting together as a single class. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by (in addition to any vote of the holders of one or more series of preferred stock that may be required to vote pursuant to the terms of our Certificate of Incorporation) the affirmative vote of holders of shares of capital stock of the Company representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote, irrespective of any of the provisions of the DGCL.

Dividends.  Holders of our Common Stock will share ratably (based on the number of shares of Common Stock held) if and when any dividend is declared by the Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends by us and subject to any restrictions or preferential rights on the payment of dividends imposed by the terms of any outstanding series of preferred stock.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in all assets of the Company remaining after the payment of its liabilities, subject to the prior distribution rights of any series of preferred stock then outstanding.

Other Rights. Our Common Stock is not subject to redemption nor do holders of our Common Stock have any preemptive rights to purchase additional shares of Common Stock. Holders of shares of our Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Reverse Stock Split. On April 21, 2021, the Board approved a one-for-five (1:5) reverse split of our Common Stock. As a result of the Reverse Stock Split, every five shares of Common Stock (and such shares held in treasury) were automatically consolidated into one share of Common Stock, without any change in the par value per share, effective as of May 7, 2021. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of Common Stock and the number of shares reserved for issuance pursuant to the Company’s 2015 Equity Incentive Plan.

Listing on The Nasdaq Global Market.  Our Common Stock is listed on The Nasdaq Capital Market under the symbol “LMFA”.

Common Warrants

The following summary of certain terms and provisions of common warrants included in the units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price

Each common warrant included in the units offered hereby will have an initial exercise price per whole share equal to $5.00. The common warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock included in the units and may be transferred separately immediately thereafter. A common warrant to purchase one share of our common stock will be included in each unit.

Exercisability

The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

Cashless Exercise

If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the common warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

Anti-Dilution

The warrants contain a full-ratchet anti-dilution exercise price adjustment upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions. The terms of the warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Fundamental Transactions

If we (i) effect any merger or consolidation with or into another person, (ii) effect any sale of all or substantially all of our assets in one or a series of related transactions, (iii) complete any tender offer or exchange offer pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) other similar transactions, then the warrant will become the right thereafter to receive, upon exercise, the number of shares of common stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of common stock immediately prior to such transaction.

Representative’s Warrants

We also expect to have up to an additional 189,473 common stock purchase warrants outstanding (217,893 if the units reserved for the over-allotment are all sold), issuable to the underwriter of this offering (“Representative’s Warrants”). Each Representative Warrant is exercisable for one share of common stock on a cash basis at an exercise price of $5.94, or 125% of the price of each unit sold in this offering. The Representative’s Warrants will be non-exercisable for six (6) months after the effective date (the “Effective Date”) of the registration statement of which this Prospectus forms a part, and will expire three years from the date on which the warrants become exercisable. The Representative’s Warrants will be subject to the mandatory lock-up period in accordance with FINRA Rule 5110(e)(1).

The number of Representative’s Warrants outstanding and the exercise price of those securities will be adjusted proportionately, as permitted by FINRA Rule 5110(g)(8)(E), in the event of a reverse or forward stock split of our common stock, a recapitalization or reclassification of our common stock, payment of dividends or distributions in common stock to our common stockholders’, or similar transactions. We will promptly notify the holders of the Representative’s Warrants in writing of any adjustment to the exercise price or to the number of the outstanding warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or redemption of the common stock, the authorization of a rights offering, the approval of the stock holders required for any proposed reclassification of the common stock, a consolidation or merger by our company, sale of all or substantially all of the assets of the our company, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of our company.

Voting Agreements

We expect that certain investors in this offering may agree to enter into a voting agreement whereby each such investor will agree to vote all shares of common stock they beneficially own on the closing date of this offering, including the shares purchased in the offering, with respect to any proposals presented to the stockholders of the Company at the Company’s next stockholders meeting.  Such investors’ agreement to vote their shares of common stock in accordance with the immediately preceding sentence does not require the holder to vote its shares for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by the Company’s board of directors.

DIVIDEND POLICY

We currently intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC, as underwriter, with respect to the securities being offered hereby. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, an aggregate of 6,315,780 units.

A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The units we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.

We have been advised by the underwriter that it proposes to offer the units directly to the public at the public offering prices set forth on the cover page of this prospectus. Any units sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.19 per unit.

The underwriting agreement provides that the underwriter’s obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement. The underwriter is obligated to purchase and pay for all of the units offered by this prospectus, if any of these units are purchased, other than those shares and/or warrants covered by the option to purchase additional securities described below.

No action has been taken by us or the underwriter that would permit a public offering of the units in any jurisdiction where action for that purpose is required. None of the securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of units and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the units in any jurisdiction where that would not be permitted or legal.

Underwriting Discounts, Commissions and Expenses

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock and/or warrants.

	Per Unit	Total Without Option	Total With Option
Public offering price	$4.75	$29,999,955	$34,499,948
Underwriting discounts and commissions	$0.38	$2,399,996	$2,759,996
Proceeds before expenses	$4.37	$27,599,959	$31,739,952

We have agreed to pay the underwriters an aggregate fee equal to 8% of the gross proceeds of this offering and expect the net proceeds from this offering to be approximately $27.3 million after deducting underwriting commissions and other offering expenses.  We have agreed to reimburse the underwriter for up to $80,000 of its fees and expenses relating to this offering. We estimate the total expenses payable by us for this offering, excluding the underwriting discounts and commissions, to be approximately $282,000, which includes (i) reimbursement of the accountable expenses of the underwriter equal to $80,000, including the legal fees of the underwriter being paid by us and the costs and expenses of the “road show”, and (ii) other estimated expenses of approximately $202,000, which include legal, accounting, printing costs and various fees associated with the registration and listing of our securities sold in this offering.

Option to Purchase Additional Securities

We have granted to the underwriter an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to an additional 947,367 shares of common stock and/or 947,367 warrants, less the underwriting discounts and commissions, set forth on the cover page of this prospectus. If any additional shares of common stock and/or common warrants are purchased pursuant to such option, the underwriter will offer these securities on the same terms as those on which the securities are being offered hereby. The underwriter has informed us that it will decide on whether to exercise its option based on the then-current market conditions relative to our company’s securities. If needed, the underwriter would purchase additional shares of common stock in order to stabilize this offering. Warrants would be sourced by exercise of the underwriter’s option with respect to such warrants. Common stock would be sourced either by exercise of the underwriter’s option or in the open market. If common stock is sourced through the open market, we would not receive the proceeds from the sale of such common stock.

Representative’s Warrants

We have agreed to grant to Maxim Group LLC Representative’s Warrants to purchase a number of shares equal to three percent (3%) of the total number of shares of common stock included in the units sold in this offering, at an exercise price equal to 125% of the price per unit sold in this offering. Each Representative’s Warrant is exercisable for one share of common stock at a cash exercise price of 125% of the price of each unit sold in the offering.  The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriter, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the underwriter engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The number of Representative’s Warrants outstanding, and the exercise price of those securities, will be adjusted proportionately, as permitted by FINRA Rule 5110(g)(8)(E).

The Representative’s Warrants may be exercised as to all or a lesser number of shares of Common Stock, will provide for cashless exercise in the absence of an effective registration statement and will contain provisions for unlimited “piggyback” registration rights for a period of three (3) years after the Closing at our expense subject to customary exceptions.

Right of First Refusal

We have also granted the underwriter a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent for certain future public or private equity, offerings by us for the one year period following the closing of the offering.

Lock-up Agreements

Our officers and directors have agreed with the underwriter to be subject to a lock-up period of 180 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our shares of common stock for 180 days following the closing of this offering, although we will be permitted to issue shares of our common stock, stock options or other equity based  awards to directors, officers, employees and consultants under our employee benefit  plans and pursuant to existing trading plans established pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our shares of common stock:

•

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.
•

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our shares of common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our shares of common stock in accordance with Regulation M during a period before the commencement of offers or sales of our shares of common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriter may be required to make for these liabilities.

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us and the underwriter based on the trading of our shares of common stock prior to the offering, among other things, and may be at a discount to the current market price.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

The underwriter and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates.  In January 2020 and March 2020, we issued the underwriter a total of 186,000 shares of our common stock as compensation for certain advisory work performed by the underwriter.  Pursuant to FINRA Rule 5110(g), such shares may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the later of the date of effectiveness or commencement of sales of this offering, other than in accordance with the rule.  The underwriter has entered into a lock-up reflecting such restriction.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMFA.” We do not plan to list the common warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Foley & Lardner LLP, Tampa, Florida. Certain other legal matters will be passed upon for the underwriter by Pryor Cashman LLP, New York, New York, in connection with this offering.

EXPERTS

MaloneBailey, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statements.  Our financial statements are incorporated by reference in reliance on MaloneBailey LLP’s report, given on its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock and warrants to purchase shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the common stock and warrants offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including LM Funding America, Inc. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 1200 Platt Street, Suite 1000, Tampa, FL 33602 or telephoning us at (813) 222-8996.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.lmfunding.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended by the amendment to our Annual Report on Form 10-K/A, filed on April 30, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021;
•

Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 29, 2021,  February 11, 2021, and May 6, 2021; September 15, 2021; October 6, 2021, and October 8, 2021 (excluding item 7.01);

•

The description of our common stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-37605), filed with the SEC on October 22, 2015, including any amendments or reports filed for the purpose of updating such description; and

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we terminate the offering under this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: LM Funding America, Inc., (813) 222-8996, 1200 West Platt Street, Suite 100, Tampa, Florida 33606, Attention: Corporate Secretary.  You also may access these documents on our website at https://ir.lmfunding.com/sec-filings.  Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

6,315,780 Units
Each Unit Consisting of
One Share of Common Stock
and
One Common Warrant to Purchase One Share of Common Stock

PROSPECTUS

Maxim Group LLC

October 18, 2021